EXHIBIT 24.1



TOWN & COUNTRY CORPORATION AND SUBSIDIARIES

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-2, File No. 33-49028, on Form S-8, File No. 33-23860, and Form S-2, File No. 33-57407.


                                                          Arthur Andersen LLP
Boston, Massachusetts
May 24, 1995